Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the capital stock of Ovintiv Inc. (“Ovintiv”), a Delaware Corporation. Because it is only a summary, it may not contain all of the information that may be important to you and is subject to, and qualified by reference to, the terms and provisions of Ovintiv’s certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), copies of which are incorporated herein by reference, and the laws of the state of Delaware.

The Certificate of Incorporation authorizes 750,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stock Exchange Listings

The shares of common stock of Ovintiv are listed on the NYSE and the TSX under the symbol “OVV”.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors of Ovintiv, subject to the rights, if any, of holders any series of preferred stock to elect additional directors under specific circumstances.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of preferred stock, holders of shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by Ovintiv’s board of directors (the “Board of Directors”) out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the Board of Directors and may be paid in cash, in property or in shares of common stock.

Liquidation

In the event of Ovintiv’s liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Ovintiv’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of preferred stock.

Rights and Preferences

Holders of shares of common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of shares of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Ovintiv may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable and any additional common stock that Ovintiv may issue will, when issued, be fully paid and non-assessable.

Uncertificated Shares

Holders of shares of common stock of Ovintiv do not have the right to require Ovintiv to issue certificates for their shares.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York, 11219. AST, at its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, acts as co-transfer agent.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors from time to time to issue shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the Ovintiv stockholders.

As of January 24, 2020 no shares of preferred stock were outstanding.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board of Directors. To the extent permitted under applicable law, Ovintiv may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of Ovintiv by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of Ovintiv by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Ovintiv, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover proposals. These provisions are also designed to encourage persons seeking to acquire control of Ovintiv to first negotiate with the Board of Directors. Ovintiv believes that the benefits of Ovintiv’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Ovintiv outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Board of Directors to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Ovintiv. Such provision may have the effect of deterring hostile takeovers or delaying changes in control or management of Ovintiv.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors or by one or more stockholders of record holding at least 20% of the voting power of all outstanding shares of common stock. This may limit the ability of Ovintiv stockholders to take action between annual meetings without the prior approval of the Board of Directors.

Restriction on Stockholder Action by Written Consent

The Certificate of Incorporation does not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of Ovintiv stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Bylaws establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors and the inclusion of any such nominees in the proxy materials of Ovintiv.

Composition of the Board of Directors; Election and Removal of Directors

The Board of Directors consists of one or more members, the number thereof to be determined from time to time by the Board of Directors. As of January 24, 2020, the Board of Directors had 12 members. The directors of Ovintiv are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. At each annual meeting of Ovintiv, directors will be elected to one-year terms that expire at the next annual meeting of stockholders.

Subject to the rights, if any, of holders of any series of preferred stock with respect to removal without cause of directors elected by such holders, the directors of Ovintiv may be removed with or without cause at any time by the holders of a majority of the voting power of Ovintiv’s then-outstanding common stock.

Directors on the Board of Directors will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before Ovintiv files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Board of Directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election shall offer to tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Certificate of Incorporation provides that, unless Ovintiv consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of Ovintiv; (b) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Ovintiv to Ovintiv or Ovintiv’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”); or (d) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

Such provision may limit the ability of an Ovintiv stockholder to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other matters pertaining to Ovintiv’s internal affairs, and may discourage lawsuits with respect to such claims.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.

These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Certificate of Incorporation opts out of Section 203.

Limitations of Liability and Indemnification Matters

The Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.